True Religion Apparel Appoints Chief Operating Officer

VERNON, California – January 6, 2010 – True Religion Apparel, Inc. (Nasdaq: TRLG) today announced that Lynne Koplin, a 30-year veteran of the apparel industry, has been appointed Chief Operating Officer. Ms. Koplin will report directly to Jeffrey Lubell, Founder, Chairman, and Chief Executive Officer of True Religion Apparel, Inc.

As Chief Operating Officer, Ms. Koplin will be responsible for many of the day-to-day operations of the Company and will complement the Company’s existing senior management team.

Ms. Koplin brings to True Religion over 30 years of experience in the apparel industry, having worked with other lifestyle apparel brands in operations, product development, manufacturing and retail. Most recently, she served as President of the Tommy Bahama women’s division. Prior to Tommy Bahama, Ms. Koplin served as President and Chief Executive Officer at Apparel Ventures, Inc. Ms. Koplin’s additional experience includes executive-level roles at Authentic Fitness, a division of Warnaco, and Cole of California. Ms. Koplin holds a Bachelors degree from Duke University.

“We are thrilled to announce Ms. Koplin’s appointment as Chief Operating Officer and on behalf of True Religion, we welcome her to our executive team,” said Jeffrey Lubell, Founder, Chairman and Chief Executive Officer of True Religion Apparel, Inc. “This is an important hire for our company as we are committed to continue to invest in and build our management team in order to continue to grow our business domestically and internationally and achieve our long-term growth objectives. The appointment of Ms. Koplin as Chief Operating Officer fits in perfectly with our existing senior management team. Since True Religion’s inception, we have experienced rapid growth and have evolved into a global apparel brand. We are pleased to add Ms. Koplin’s expertise to the True Religion brand. During her tenure within the apparel industry, Ms. Koplin has managed all aspects of branded apparel operations and we are confident that her hands-on industry experience will prove invaluable as we look to build upon True Religion’s position as a fast growing global apparel brand.”

About True Religion Apparel, Inc.

True Religion Apparel, Inc. is a growing, design-based jeans and jean-related sportswear brand. The company designs, manufactures and markets True Religion Apparel products, including its premium True Religion Brand Jeans. Its expanding product line, which includes high-quality, distinctive styling and fit in denim, sportswear, and licensed products, may be found in contemporary department stores and boutiques in 50 countries around the world, including North America, Europe, Asia, Mexico, Australia, Eastern Europe, Middle East, South Africa and South America. For more information, please visit www.truereligionbrandjeans.com.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the apparel industry, including changing customer demand and tastes, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason

Contact:	True Religion Apparel, Inc.
Pete Collins, Chief Financial Officer
(323) 266-3072

Investor Relations
Laura Foster
ICR, Inc.
(310) 954-1100